EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Man Shing Agricultural Holdings, Inc. (the “Company”) for the quarter ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Eddie Cheung, Chief Executive Officer of the Company, and Kenny Chow, Chief Financial Officer of the Company, certify that, to the best of his knowledge:

•	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: February 10, 2011	/s/ Shili Liu
Shili Liu
Chief Executive Officer
(Principal Executive Officer)

Date: February 10, 2011	/s/ Kenny Chow
Kenny Chow
Chief Financial Officer
(Principal Financial Officer)